Aspen Aerogels, Inc. Encounters Temporary CO2 Supply Disruption and Updates 2015
Financial Outlook

NORTHBOROUGH, Mass., September 22, 2015 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced that it received a force majeure notification from its primary CO2 gas supplier that it will curtail supply of CO2 to Aspen Aerogels due to a temporary feedstock issue impacting the northeastern United States. The supplier has informed Aspen Aerogels that it currently expects to resume shipment of Aspen Aerogels’ CO2 requirement in full by October 1, 2015.

“While we have managed to identify alternative sources for approximately 40% of our CO2 requirements, the temporary shortfall in CO2 supplies will force Aspen Aerogels to intermittently idle a portion of its manufacturing equipment through the end of the month,” said Don Young, President and CEO of Aspen Aerogels.

“We plan to adjust our product mix during the remainder of the month to optimize production from our East Providence, Rhode Island manufacturing facility, but will not be able to make up for the lost production volume due to capacity constraints. Accordingly, we expect the CO2 supply shortfall to adversely impact full year 2015 total revenue, GAAP EPS and Adjusted EBITDA from our prior guidance,” said Mr. Young.

2015 Financial Outlook
As a result of the CO2 supply disruption, Aspen Aerogels updates its 2015 full year outlook as follows:

•	Total revenue is expected to range between $118 million and $120 million, a narrowing of the prior guidance range of $118 million to $122 million.

•	Adjusted EBITDA is expected to range between $8.2 million and $9.5 million, down from the prior guidance range of $9.2 million to $10.6 million.

•	GAAP EPS is expected to range between $(0.26) and $(0.30) per share, down from the prior guidance range of $(0.20) to $(0.25) per share.

Aspen Aerogels’ 2015 outlook assumes depreciation and amortization expense of between $9.7 million and $9.9 million, stock based compensation expense of between $5.3 million and $5.4 million, interest expense of $0.2 million, and weighted-average shares of common stock outstanding of approximately 23 million for the full year. Aspen Aerogels’ 2015 outlook also assumes that supply of Aspen Aerogels’ full daily CO2 requirement will resume by October 1, 2015. While there can be no assurance by Aspen Aerogels that supply of its daily CO2 requirement will be met in full by October 1, 2015, Aspen Aerogels currently does not anticipate updating guidance further prior to its press release reporting financial results for the third quarter of 2015.

Aspen Aerogels may incur charges, realize gains or losses, or experience other events in 2015 that could cause actual results to vary from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). These non-GAAP financial measures include Adjusted EBITDA. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single measure.

Reconciliation of Adjusted EBITDA to Net Income (Loss)
Aspen Aerogels defines Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time, that Aspen Aerogels does not believe are indicative of its core operating performance. A reconciliation of the updated 2015 full year outlook for Adjusted EBITDA to net income (loss) can be arrived at by subtracting the assumed ranges of depreciation and amortization expense, stock based compensation expense and interest expense presented above from the range of Adjusted EBITDA presented above.

About Aspen Aerogels, Inc.
Aspen Aerogels is an energy technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in large-scale energy infrastructure facilities. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Investor Relations Contact:
Shawn Severson
Phone: (415) 489-2198
Fax: (415) 217-7721
shawn@blueshirtgroup.com

Special Note Regarding Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2015 Financial Outlook and Aspen Aerogels’ expectations as to the resumption of supply of Aspen Aerogels’ CO2 requirement in full. These statements are not historical facts but rather are based on Aspen Aerogels’ current expectations, estimates and projections regarding Aspen Aerogels’ business, operations and other factors relating thereto, including with respect to the 2015 Financial Outlook. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, margins, Adjusted EBITDA and GAAP EPS; beliefs about the general health of Aspen Aerogels’ business; accounting assumptions involved in arriving at the expectations, and expectations about the resumption of supply of Aspen Aerogels’ CO2 requirement in full. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any disruption in either of our three production lines or the manufacturing facility in which they are located; inability to achieve expected capacity and yield levels of our newly constructed third production line; any failure to achieve an increase in production capacity that Aspen Aerogels’ growth plan requires in a timely manner; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure to obtain significant additional capital to pursue Aspen Aerogels’ growth strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; the failure to manage Aspen Aerogels’ growth, and the demands that growth places on Aspen Aerogels’ management systems and infrastructure; any failure of Aspen Aerogels’ products to meet applicable specifications and other technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; any sustained downturn in the energy industry and/or energy prices; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the Securities and Exchange Commission (“SEC”) on March 13, 2015, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.